Exhibit 10.8

NORTHWEST MARKETING SUPPORT AGREEMENT

THIS NORTHWEST MARKETING SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of June, 2003, by and between Northwest Airlines, Inc., a corporation organized and existing under the laws of Minnesota, having its principal place of business at 2700 Lone Oak Parkway, Eagan, Minnesota 55121 (“Carrier”), and Worldspan, L.P., a limited partnership organized and existing under the laws of Delaware, having its principal place of business at 300 Galleria Parkway, N.W., Suite 2100, Atlanta, Georgia 30339 (together with its subsidiaries, “Worldspan”).

RECITALS

WHEREAS, Northwest’s parent company, NWA Inc. (“NWA”), Delta Air Lines, Inc. (“Delta”), American Airlines, Inc. (“American”), Worldspan and Travel Transaction Processing Corporation (“Buyer”) have entered into a Partnership Interest Purchase Agreement, dated as of March 3, 2003 (the “Purchase Agreement”), pursuant to which NWA, Delta and American have severally agreed to sell, or cause their Affiliates to sell, all of the partnership interests in Worldspan to Buyer;

WHEREAS, Carrier has substantial knowledge about and contacts in the travel industry generally;

WHEREAS, Worldspan desires that Carrier provide Worldspan with promotional, marketing, sales and other support; and

WHEREAS, Carrier and Worldspan are required to enter into this Agreement as a condition to the obligations of Buyer to consummate the transactions contemplated by the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Defined Terms.  For purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms below:

“ACP Partner Airline” means an airline that executes with Worldspan a marketing support agreement that is substantially similar to this Agreement and that provides for the airline’s participation in an incentive program substantially similar to the incentive program provided hereunder; provided, however, that in order for such airline to qualify as an ACP Partner Airline, it must, at minimum, provide to Worldspan, [**].  On the date of this Agreement, the parties agree that Delta qualifies as an ACP Partner Airline.

“Additional Carrier Tickets” has the meaning specified in Section 2.01 H.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.  For the purpose of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, and “controlled” and “under direct or indirect common control with” have meanings correlative to the foregoing.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Air Carrier” means (i) each “air carrier” as that term is defined in Section 40102(a)(2) of the United States Federal Aviation Act of 1958, as amended, and (ii) each “foreign air carrier” as that term is defined in Section 40102(a)(21) of the United States Federal Aviation Act of 1958, as amended.

“Airline Flights” means any of the following:  (a) flight segments operated either (i) under the IATA code designation of Carrier or one of its airline Affiliates, or (ii) under an airline marketing alliance operated under a distinct alliance name or brand (e.g., Global Alliance) in which Carrier or any of its Affiliates participates and which involves an exchange of passenger or cargo traffic, whether operated by Carrier or by any other Air Carrier in such alliance, (b) interline itineraries or (c) codeshare travel involving Carrier or any of its Affiliates, as marketing Air Carrier or operating Air Carrier.

“Annual Carrier Contribution Tickets” has the meaning specified in Section 2.01 H.

“Annual Marketing Plan” means, with respect to any Contract Year or portion thereof, the annual sales plan for the joint marketing by Worldspan and Carrier of the Worldspan System and Trip Manager during such Contract Year or portion thereof, which plan shall include, among other things, the Target Accounts (as defined in Section 2.01 D) and Target Regions (as defined in Section 2.01 D) for such Contract Year.

“Carrier” has the meaning specified in the preamble to this Agreement.

“Carrier Confidential Information” means the terms and conditions of this Agreement and all confidential and proprietary information designated as “Confidential” in writing by any Carrier Party and related to this Agreement.

“Carrier Parties” means Carrier and its Affiliates and their respective directors, officers, employees, agents and representatives.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

“Carrier Tickets” means, collectively, Annual Carrier Contribution Tickets and Additional Carrier Tickets.

“Confidential Information” means, collectively, the Worldspan Confidential Information and the Carrier Confidential Information.

“Contract Year” means each twelve month period commencing on the Effective Date, or any anniversary thereof, during the Five-Year Term.

“Corporate Direct System” means desktop travel management software offered by a GDS to a Person for use by such Person’s employees to facilitate the booking of their travel transactions.

“Delta Marketing Agreement” means the Delta Marketing Support Agreement, dated as of the date hereof, between Delta and Worldspan.

“Direct Connect Offer” has the meaning specified in Section 5.01A.

“Disputes” has the meaning specified in Section 9.11.

“Effective Date” means July 1, 2003.

“Five-Year Term” has the meaning specified in Section 8.01.

“Founder Airline Services Agreement” means the Founder Airline Services Agreement, dated as of the date hereof, between Carrier and Worldspan.

“Four-Year Term” has the meaning specified in Section 8.01.

“GDS” means a global distribution system marketed by Worldspan, Sabre, Inc., Pegasus Solutions Inc., Wizcom International, Ltd., Galileo International, LLC, Amadeus Global Travel Distribution, S.A., AXESS, Infini, ABACUS Distribution Systems Pte. Ltd., Travelsky and their respective successors and affiliates; but excluding a Corporate Direct System.

“GDS-Enabled Direct Connect Functionality” means any access to the Products of Carrier and its Affiliates through a GDS, but does not include any IRS-Enabled Direct Connect Functionality.

“Internal Reservations System” means Carrier’s internal reservations system for display or distribution of Product availability for Airline Flights.

“IRS-Enabled Direct Connect Functionality” means any access to the Products of Carrier and its Affiliates (and, only incidental thereto, other travel-related products and services) through Carrier’s Internal Reservations System, which access may include access through a global distribution system, including a GDS, so long as such access only facilitates communications to and from the Internal Reservations System used by Carrier and does not provide any functionality of such global distribution system.

“Joint Promotional Activities” has the meaning specified in Section 2.01 F.

“Liaison” has the meaning specified in Section 2.01 C.

“Master Arbitration Agreement” has the meaning specified in Section 9.11.

“Person” means any individual, corporation, partnership, limited partnership, firm, joint venture, association, joint stock company, trust, estate, limited liability company, unincorporated association, government or regulatory body (or any agency or political subdivision thereof) or other entity.

“Products” means fares, schedules and/or inventory related to Airline Flights, excluding cargo.

“Purchase Agreement” has the meaning specified in the Recitals to this Agreement.

“Qualifying Activities” has the meaning specified in Section 2.02.

“Quarter” means each three month period of each Contract Year, with the first Quarter commencing on the Effective Date and ending on the last day of the third month after the Effective Date and each subsequent Quarter beginning on the day immediately following the end of the preceding Quarter.

“Target Accounts” has the meaning specified in Section 2.01 D.

“Target Regions” has the meaning specified in Section 2.01 D.

“Territory” means the United States and Japan.

“Three-Year Term” has the meaning specified in Section 8.01.

“Travel Agency” means a Person who has been assigned an account number by the Airline Reporting Corporation or the International Air Transport Association, or both, for the purpose of authorizing such Person to operate as a travel agency.

“Trip Manager” means the Corporate Direct System marketed by Worldspan that is referred to as Trip Manager, including any versions thereof that may be marketed by Worldspan under other names, as such software exists as of the date of this Agreement and as it may be modified hereafter.

“Two-Year Term” has the meaning specified in Section 8.01.

“Worldspan” has the meaning specified in the preamble to this Agreement.

“Worldspan Confidential Information” means the terms and conditions of this Agreement and all confidential and proprietary information designated as “Confidential” in writing by Worldspan related to this Agreement.

“Worldspan Parties” means Worldspan and its Affiliates and their respective directors, officers, employees, agents and representatives.

“Worldspan Response” has the meaning specified in Section 5.01A.

“Worldspan System” means the GDS provided by Worldspan.

Section 1.02.  Other Definitional Provisions.  Other capitalized terms used in this Agreement and not defined in Section 1.01 shall have the meanings assigned to such terms elsewhere in this Agreement.

ARTICLE II

MARKETING SUPPORT; INCENTIVE PAYMENTS

Section 2.01.  Marketing Support.  During the [**] Term, Carrier shall provide the marketing and promotional support described in this Section 2.01; provided, however, that Carrier shall have no obligation to provide any such support during any Contract Year for which Carrier has not approved an Annual Marketing Plan in accordance with Section 2.01 D.

A.                                   Joint Sales Calls.  During each Contract Year, Carrier shall conduct joint sales calls with Worldspan to Target Accounts as mutually agreed by Carrier and Worldspan; provided, however, that, in each case, Carrier’s agreement to conduct such calls shall not be unreasonably withheld.

B.                                     Management Correspondence.  Carrier shall provide to appropriate management personnel at a Target Account correspondence that promotes use of the Worldspan System as mutually agreed by Carrier and Worldspan; provided, however, that, in each case, Carrier’s agreement to provide such correspondence shall not be unreasonably withheld, and a copy of such correspondence shall be provided to Worldspan.

C.                                     Marketing Liaison.  Carrier shall appoint an individual (the “Liaison”) who, during the Five-Year Term, shall be responsible for coordinating the management of this Agreement on behalf of Carrier.

D.                                    Annual Marketing Plans.  [**].

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

E.                                      Executive Strategy Meetings.  The executive sales teams of each of Carrier and Worldspan shall attend and participate at quarterly executive strategy meetings, which meetings may be in person or, if requested by either Carrier or Worldspan, by telephone or video conference.  Each party shall be responsible for all of its own expenses of participating in such meetings; provided, however, that if requested by Worldspan, up to three (3) such meetings per Contract Year shall be held in person at a location designated by Carrier, in which event all of Carrier’s expenses of participating in such meetings shall be borne by Worldspan.

F.                                      Sponsorship of Events.

(1)                                  Carrier and Worldspan shall jointly participate in and sponsor various events, functions and activities (“Joint Promotional Activities”) as mutually agreed by Carrier and Worldspan from time to time.

(2)                                  In connection with the execution by Carrier or Worldspan of any Joint Promotional Activity, each party shall have a non-exclusive and royalty free license to reasonably use each other’s trade names, trademarks and logos that are reasonably necessary for the execution of such Joint Promotional Activity; provided, however, that the licensee party (x) shall take all reasonable measures to protect the intellectual property and goodwill of the other party, (y) shall not use the other party’s trade names, trademarks or logos unless the specific use of such name, mark or logo has been approved in advance by the licensor party, and (z) shall ensure that each use by the licensee party of the other’s trade name, trademark or logo shall be (A) accompanied by a registration symbol or other symbol as directed by the licensor party and (B) used in accordance with the licensor party’s policies with respect to trade names, trademarks and logos.  Any goodwill to any party arising under the performance of this Agreement shall inure to the benefit of the licensor party.

G.                                     Carrier Sales Meetings.  Subject to appropriate confidentiality undertakings where applicable, during each Contract Year, two representatives of Worldspan shall have the right to attend any national sales team or national customer meeting of Carrier held during such Contract Year (it is understood and agreed that Carrier is under no obligation to hold any such meetings in any Contract Year).  Carrier shall provide Worldspan with at least five (5) days’ notice prior to each such sales meeting of Carrier.  The location of each such meeting shall be designated by

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Carrier, and Worldspan shall be responsible for all of its own expenses of participating in such meetings.

H.                                    Annual Carrier Contribution Tickets.

(1)                                  [**].

(2)                                  [**].

(3)                                  [**].

(4)                                  [**].

(5)                                  [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

(6)                                  [**].

I.                                         Training Sessions.  Mutually designated employees from Carrier’s sales staff and sales management teams shall attend Worldspan-hosted training sessions at such times and places as mutually agreed by Carrier and Worldspan for the purpose of educating participants as to the terms of the Annual Marketing Plan for the applicable Contract Year.

Section 2.02.  Qualifying Activities.  During each Contract Year, Carrier shall qualify for an incentive payment with respect to any Travel Agency or corporate account under the Annual Marketing Plan if (i) (x) [**] or (y) Carrier performs one of the activities described below during such Contract Year and (ii) such Travel Agency or corporate account contracts or re-contracts with Worldspan to use the Worldspan System or Trip Manager, as the case may be ((i) and (ii) collectively referred to herein as, the “Qualifying Activities”):

(A)                              [**];

(B)                                Carrier [**] to such Travel Agency or corporate account, or Carrier holds a meeting with such Travel Agency or corporate account, at which meeting Carrier [**];

(C)                                [**] at Worldspan’s product presentation to such Travel Agency or corporate account;

(D)                               [**] and a Worldspan representative has the opportunity to be present;

(E)                                 Carrier provides to appropriate management personnel of such Travel Agency or corporate account [**]; or

(F)                                 Following agreement with Worldspan, Carrier provides another means of support for Worldspan’s sales and marketing efforts directed to such Travel Agency or corporate account;

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

Section 2.03.  Incentive Payments.

A.                                   Payments.  All incentive payments earned by Carrier during any given Contract Year shall be paid by Worldspan within sixty (60) days after the end of such Contract Year.

B.                                     [**].

C.                                     Other Worldspan Marketing Agreements. If, during any Contract Year, Worldspan enters into (i) a marketing support or similar agreement or arrangement with another Air Carrier or (ii) an amendment to any existing marketing support or similar agreement or arrangement with another Air Carrier (including an amendment to the Delta Marketing Agreement), which agreement contains, or amendment results in, an incentive structure for services [**].

Section 2.04.  Carrier Obligations.  Carrier shall have no obligations under Article II with respect to the United States or under Sections 6.03 through 6.05 during any period of any Contract Year in which such provisions are applicable when [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

ARTICLE III

EXCLUSIVITY; GDS CONTENT

Section 3.01.  During the Four-Year Term:

A.                                   Carrier will not terminate the Participating Carrier Agreement between Worldspan and Carrier for so long as (i) Worldspan continues to comply with the provisions of such Participating Carrier Agreement, and (ii) Carrier has not first effectively terminated for at least five consecutive calendar days the participating carrier agreements with all of the respective GDSs marketed by Sabre, Inc., Galileo International, LLC and Amadeus Global Travel Distribution, unless [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].  In addition, if Carrier has effectively terminated the Participating Carrier Agreement under clause (ii) of the first sentence above (all of the other participating carrier agreements mentioned having been effectively terminated for five days) and Carrier enters into a new participating carrier agreement to replace any participating carrier agreement terminated with reference to clause (ii) above, then the Participating Carrier Agreement will be immediately reinstated if [**].

B.                                     Irrespective of whether or not an Annual Marketing Plan has been approved by Carrier pursuant to Section 2.01 D, Carrier will not, and will cause each of its Affiliates not to:

(1)                                  provide in the Territory any of the marketing support described in Article II of this Agreement for any GDS other than the Worldspan System;

(2)                                  provide in the Territory any of the marketing support described in Article II of this Agreement for, or market, endorse or promote in the Territory any Corporate Direct System other than Trip Manager;

(3)                                  [**]; or

(4)                                  [**]; provided, however, that, in no event shall Carrier or any of its Affiliates be deemed to be in violation of this Section 3.01B(4) solely by virtue of its performance of any activities in conjunction with any of its airline marketing alliance partners.

C.                                     Nothing in this Agreement will prevent Carrier from:

(1)                                  having its products and services displayed or listed in any GDS or any Corporate Direct System;

(2)                                  authorizing any company that markets a GDS or any Corporate Direct System to use Carrier’s trademarks and tradenames in connection with advertising Carrier’s participation in such GDS or such Corporate Direct System;

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

(3)                                  cooperating in the use of a Corporate Direct System other than Trip Manager for a corporate or other customer who chooses to use a different Corporate Direct System in order to access the Worldspan System;

(4)                                  marketing and distributing Products directly to Travel Agencies, corporate customers and end users, subject to Worldspan’s rights in respect of GDS-Enabled Direct Connect Functionality under Article V below;

(5)                                performing its obligations or enforcing its rights under any participating carrier agreement now in effect or hereafter entered into by Carrier with a global distribution system that does not conflict with the performance by Carrier of its specific obligations under this Agreement; or

(6)                                  taking any actions that Carrier deems to be in its best interests, with respect to the governmental regulation of global distribution systems in the United States or around the world, including the submission of written comments or position papers on issues that could prospectively impact the value of this Agreement or its performance favorably or unfavorably, but without implying any modification of Carrier’s obligations under this Agreement to the extent such modifications are not required by laws or regulations in force.

D.                                    Carrier will provide for the Worldspan System no less functionality, inventory, inventory controls or information related thereto in any given country than Carrier provides for any other GDS in such country.  In addition, if requested by Worldspan, Carrier shall provide for the Worldspan System all fares that it makes available to another GDS for distribution to all of such other GDS’s subscribers on the same terms and conditions as Carrier makes such fares available to such other GDS.  [**].

ARTICLE IV

TRIP MANAGER

Section 4.01.  During the Three-Year Term, subject to Trip Manager meeting Carrier’s functionality requirements, which shall be determined by Carrier in its sole discretion, Carrier agrees to use, [**], Trip Manager for use by its employees pursuant to an end user license agreement that is mutually acceptable to Carrier and Worldspan; provided, however, that such end user license agreement shall not prohibit incidental uses by individual employees of Carrier of a Corporate Direct System other than Trip Manager.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

ARTICLE V

DIRECT CONNECT

Section 5.01.  Direct Connect Right of First Refusal.

A.                                   During the [**] Term, if Carrier or any of its Affiliates (i) receives a proposal from any Person to provide GDS-Enabled Direct Connect Functionality to such Person and Carrier or the applicable Affiliate decides to pursue implementation of such proposal or (ii) proposes to provide such GDS-Enabled Direct Connect Functionality itself or through one of its Affiliates to any Person (either, a “Direct Connect Offer”), Carrier shall [**]; provided, however, that Carrier shall have no obligation to [**]. Worldspan shall have [**] days to respond to Carrier (a “Worldspan Response”).

B.                                     If Worldspan provides a Worldspan Response to such Direct Connect Offer within such [**] period, then, [**].

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

C.                                     Notwithstanding anything contained herein to the contrary, if a GDS offers [**].

D.                                    Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall prevent or restrict Carrier or any of its Affiliates from establishing [**] in whatever manner and with whatever intermediary, [**], that Carrier or any of its Affiliates may elect from time to time.

Section 5.02  Equitable Relief.  Carrier acknowledges that the provisions of this Article V are essential for the protection of Worldspan’s legitimate business interests and are fair and reasonable in scope and content, and agrees that an award of money damages shall be inadequate for any breach by it of this Article V and that any such breach shall cause Worldspan irreparable harm.  Accordingly, in addition to any other remedies that may be available at law or in equity, Worldspan shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and Carrier agrees not to oppose the granting of such relief on the basis that Worldspan has an adequate remedy at law.

Section 5.03  Blue Penciling.  If any law, rule or regulation applicable to global distribution systems, including the GDS’s, or otherwise applicable to the provisions of this Article V is amended, terminated, suspended or otherwise modified rendering any provision contained in this Article V unenforceable for any reason, then such provision shall be deemed to be automatically modified and amended to the extent necessary to render the provision enforceable and such provisions as so modified shall be enforceable against the parties hereto.

ARTICLE VI

CERTAIN TRAVEL PRIVILEGES

Section 6.01.  Former Carrier Employees.  During the Three-Year Term, but only for so long as an employee remains employed by Worldspan, each Worldspan employee who is a former employee of Carrier and was granted complimentary personal travel privileges on Carrier flights in connection with such employee becoming a Worldspan employee at the time Worldspan was formed (“Former Carrier Employees”), shall be entitled to space-available travel privileges on Carrier flights pursuant to Carrier’s policies with respect to travel privileges for Carrier employees, as in effect from time to time, including policies with respect to the payment of applicable service fees; provided, however, that the type and priority of travel privileges for which such employee shall be entitled shall be based on his or her last employment position with Carrier.  Such employees shall be responsible for the payment of all (i) applicable taxes associated with such travel privileges and (ii) fees applicable to comparable non-Carrier employees who receive travel privileges from Carrier.  Following the expiration or termination

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

of this Agreement, Carrier may, in its sole discretion, continue to provide such Worldspan employees with the travel privileges described under this Section 6.01.

Section 6.02.  Travel Privileges for Worldspan Employees in General.  During the Three-Year Term, Carrier shall grant to each Worldspan employee the same personal travel privileges on Carrier’s flights granted by Carrier to such employee over the twelve month period immediately prior to the date of the Purchase Agreement, subject to Carrier’s terms, conditions and rules generally applicable to comparable travel privileges (including, without limitation, capacity controls) in effect from time to time.  Such employees shall be responsible for the payment of all (i) applicable taxes associated with such travel privileges and (ii) fees applicable to comparable non-Carrier employees who receive travel privileges from Carrier.

Section 6.03.  Travel Pass.  Subject to Carrier’s terms, conditions and rules generally applicable to comparable travel privileges (including, without limitation, capacity controls) in effect from time to time during the Three-Year Term, Carrier shall grant to Worldspan one positive-space, class domestic travel F1 and class international travel C1 (both classes with priority behind (i) all dead-head employees of Carrier travelling on business and (ii) all corporate officers of Carrier) or if such pass levels are changed from time to time, the new pass level most closely similar to such pass levels, travel pass for use solely by a single Worldspan executive officer or Worldspan Board member on Carrier’s flights and strictly for pleasure travel.  For the avoidance of doubt, commuting to or from a residence maintained away from Worldspan offices for the purpose of working at that office is considered business travel. If Carrier determines that such privileges have been used for business travel, Carrier may revoke them, without prejudice to all other terms, conditions and rules of Carrier’s travel privileges program which may result in the suspension or loss of such privileges.  Such Worldspan executive officer or Worldspan Board member, as the case may be, shall be responsible for the payment of all applicable service fees and taxes associated with such travel privileges.  Failure to timely make such payments can result in revocation or suspension of travel privileges under Carrier’s rules.

Section 6.04.  Travel Discounts.  During the Three-Year Term, Carrier shall provide to Worldspan employees discounts for business air travel in accordance with the discount program set forth in Exhibit 6.04.  Such employees shall be responsible for the payment of all applicable service charges and taxes associated with such travel discounts.

Section 6.05.  Travel Accounts.  For each Contract Year during the Three-Year Term, Worldspan shall have travel accounts with Carrier pursuant to which each of [**] Worldspan executive officers or Worldspan Board members, as designated by Worldspan at the beginning of each Contract Year, may purchase, at no cost, such number of airplane tickets for Carrier flights [**], subject to availability of seats in the applicable class of service at the time of purchase.  Such Worldspan executive officers or Worldspan Board members, as the case may be, shall be responsible for the payment of all applicable service charges and taxes associated with such travel accounts.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

ARTICLE VII

CONFIDENTIALITY

Section 7.01.  Worldspan Confidential Information. During the Five-Year Term, Worldspan may from time to time disclose Worldspan Confidential Information to the Carrier Parties.  Carrier agrees that it shall hold, and shall cause the Carrier Parties to hold, the Worldspan Confidential Information in strictest confidence, and shall not, and shall not permit the Carrier Parties to, directly or indirectly, use for the benefit of any other Person (other than Carrier Parties) the Worldspan Confidential Information in any manner detrimental to Worldspan or for any purpose other than for the performance of Carrier’s obligations under this Agreement.  The restrictions set forth in this Section 7.01 shall apply to all Worldspan Confidential Information disclosed subsequent to the date of this Agreement and shall continue during the Five-Year Term and for a period of three (3) years after the termination or expiration of this Agreement.  The obligations of Carrier under this Section 7.01 shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 7.01 or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority or pursuant to any listing agreement with, or any applicable rule or regulation of, the Securities and Exchange Commission, any United States national securities exchange, any foreign securities exchange or the National Association of Securities Dealers, Inc.; provided, however, that, in any such case, to the extent practicable and not prohibited by law, Carrier shall notify Worldspan as early as reasonably practicable prior to disclosure to allow Worldspan to attempt to take appropriate measures to preserve the confidentiality of such information at the cost of Worldspan.  In addition, notwithstanding anything to the contrary contained herein, Worldspan Confidential Information may be used or disclosed by Carrier and the Carrier Parties (x) as may be necessary to establish or enforce the rights of Carrier under this Agreement, (y) in Carrier’s or its Affiliate’s financial statements (including, without limitation, in the notes or schedules thereto) as Carrier or such Affiliate, as the case may be, may determine in good faith to be necessary so that such financial statements comply with generally accepted accounting principles or any other applicable legal requirements and Carrier or such Affiliate may make (or permit to be made) such disclosure of such financial statements as it may determine in its sole good faith discretion.

Section 7.02.  Carrier Confidential Information.  During the Five-Year Term, Carrier may from time to time disclose Carrier Confidential Information to the Worldspan Parties.  Worldspan agrees that it shall hold, and shall cause the Worldspan Parties to hold, the Carrier Confidential Information in strictest confidence, and shall not, and shall not permit the Worldspan Parties to, directly or indirectly, use for the benefit of any other Person (other than Worldspan Parties) the Carrier Confidential Information in any manner detrimental to Carrier or for any purpose other than for the performance of Worldspan’s obligations under this Agreement.  The restrictions set forth in this Section 7.02 shall apply to all Carrier Confidential Information disclosed subsequent to the date of this Agreement and shall continue during the Five-Year Term and for a period of three (3) years after the termination or expiration of this Agreement.  The obligations of Worldspan under this Section 7.02 shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 7.02 or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority or pursuant to any listing agreement with, or any applicable rule or regulation of, the Securities and Exchange Commission, any United States national securities exchange, any foreign securities exchange or the National Association of Securities Dealers, Inc.; provided, however, that, in any such case, to the extent practicable and not prohibited by law, Worldspan shall notify Carrier as early as reasonably practicable prior to disclosure to allow Carrier to attempt to take appropriate measures to preserve the confidentiality of such information at the cost of Carrier.  In addition, notwithstanding anything to the contrary contained herein, Carrier Confidential Information may be used or disclosed by Worldspan and the Worldspan Parties (x) as may be necessary to establish or enforce the rights of Worldspan under this Agreement, (y) in Worldspan’s or its Affiliate’s financial statements (including, without limitation, in the notes or schedules thereto) as Worldspan or such Affiliate, as the case may be, may determine in good faith to be necessary so that such financial statements comply with generally accepted accounting principles or any other applicable legal requirements and Worldspan or such Affiliate may make (or permit to be made) such disclosure of such financial statements as it may determine in its sole good faith discretion.

Section 7.03.  Equitable Relief.  The parties acknowledge that the provisions of this Article VII are essential for the protection of their respective legitimate business interests and are fair and reasonable in scope and content, and agree that an award of money damages shall be inadequate for any breach of this Article and that any such breach shall cause the non-breaching party irreparable harm.  Accordingly, in addition to any other remedies that may be available at law or in equity, the non-breaching party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the breaching party agrees not to oppose the granting of such relief on the basis that the non-breaching party has an adequate remedy at law.

ARTICLE VIII

TERM AND TERMINATION

Section 8.01.  Term.  Unless earlier terminated pursuant to Section 8.02, the term of this Agreement shall commence as of the date of this Agreement and shall end (i) on the fifth anniversary of the Effective Date with respect to Articles I, II, VII, VIII and IX (the “Five-Year Term”), (ii) on the fourth anniversary of the Effective Date with respect to Article III (the “Four-Year Term”), and (iii) on the third anniversary of the Effective Date with respect to all other Articles of this Agreement (the “Third-Year Term”).

Section 8.02.  Termination.  This Agreement may be terminated at any time by either party hereto in the event of a material breach of this Agreement by the other party where the non-breaching party has notified the other party in writing of such breach and such breach has not been cured during the 30-day period immediately following the date of such notice of termination, and such termination shall be effective immediately upon the expiration of such 30-day period, provided however, (i) in the event that either party terminates this Agreement due to a breach of any provision of this Agreement other than a provision contained in Article V, all provisions of this Agreement shall terminate except for the provisions contained in Articles V, VIII and IX and (ii) in the event that either party terminates this Agreement due to a breach of a provision contained in Article V, the provisions of Article V shall terminate and the provisions of all other Articles of this Agreement shall remain in full force and effect.

Section 8.03.  Effect of Termination.  Upon termination or expiration of this Agreement, the parties shall have no further rights, liabilities or obligations hereunder or with respect thereto; provided, however, that any obligation which accrued prior to, or which expressly survives, such termination or expiration shall survive (including, without limitation, the obligations, if any, of Carrier under Section 6.01).

ARTICLE IX

MISCELLANEOUS

Section 9.01.  Entire Agreement.  This Agreement and the Exhibits attached hereto set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter, provided that the payment obligations under the Partner Compensation Fund arrangement between Worldspan and Northwest and the employee pass travel arrangements between Worldspan and Northwest shall remain outstanding so long as such amounts are accrued for in Final Closing Working Capital (as defined in the Purchase Agreement).

Section 9.02  Waiver.  The rights and remedies of the parties hereto are cumulative and not alternative.  Neither the failure nor delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

Section 9.03.  Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement is determined to be unenforceable, the parties contemplate that this Agreement shall be enforced to the maximum extent, duration or scope permitted by applicable law.  In the event of a change of control of Carrier or its ultimate parent entity, if Carrier or any of its Affiliates are unable to perform any of its or their obligations under this Agreement because such performance would result in a breach by the acquiring party or any of its Affiliates of any of its or their obligations under any agreement to which such acquiring party or such Affiliate is party, Worldspan shall not be entitled to equitable relief (including injunctive relief and specific performance) but shall only be entitled to seek money damages in connection therewith.

Section 9.04.  Headings; Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Article”, “Articles”, “Section”, “Sections”, “Exhibit” or “Exhibits” refer to the corresponding Article, Articles, Section, Sections, Exhibit or Exhibits of this Agreement unless otherwise specified.  The words “hereof,” herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms not otherwise defined herein shall have the meaning commonly ascribed thereto in the travel industry.

Section 9.05.  Governing Law.  This Agreement will be governed by (a) the laws of New York, without giving effect to choice of law principles, and (b) to the extent controlling, applicable federal laws of the United States of America.  Notwithstanding any other provision of this Agreement, each provision of this Agreement shall be subject to, and shall not impose any obligation or liability on any party hereto that could reasonably be interpreted as in violation of or otherwise inconsistent with, applicable law.

Section 9.06.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

Section 9.07.  Relationship; Warranties.  None of the Carrier Parties is or shall be considered the agent of Worldspan or have any power to bind Worldspan.  None of the Worldspan Parties is or shall be considered the agent of Carrier or have any power to bind Carrier.  Carrier shall not, and shall not permit any of the Carrier Parties to, make any representations, warranties or claims with respect to Worldspan or any of the products, functionalities or services offered by Worldspan except as authorized by Worldspan in writing.

Section 9.08.  Assignment.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement or any of its rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party hereto.  Notwithstanding the foregoing, Worldspan may assign any of its rights or obligations hereunder (other than its rights and obligations under Article VI) in whole or in part to any Affiliate of Worldspan and may collaterally assign its rights hereunder (other than its rights under Article VI) to any lender or financing source to Worldspan or Buyer, in each case, without the consent of Carrier.

Section 9.09.  Notices.  Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

If to Carrier:	Northwest Airlines, Inc.
2700 Lone Oak Parkway, Dept. A6370
Eagan, MN 55121
Attention: A.M. Lenza
V.P., Distribution and E-Commerce
Facsimile: 612-726-3906

with a copy to:	Northwest Airlines, Inc.
2700 Lone Oak Parkway, Dept. A1180
Eagan, MN 55121
Attention: General Counsel
Facsimile: 612-726-7123

If to Worldspan:	Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Attention: Chief Executive Officer
Facsimile: 770-563-7878

with a copy to:	Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Attention: General Counsel
Facsimile: 770-563-7878

or to such other address as a party may from time to time designate in writing in accordance with this Section.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three business days after mailing if mailed, and one business day after deposit with an overnight courier service if delivered by overnight courier.  Notwithstanding the foregoing, if a notice or other communication is actually received after 5:00 p.m. at the recipient’s designated address, such notice or other communication shall be deemed to have been given the later of (i) the next business day or (ii) the business day on which such notice or other communication is deemed to have been given pursuant to the immediately preceding sentence.

Section 9.10.  Audit Rights.  At the request of Carrier, Carrier shall have the right to have access, at all reasonable times upon reasonable prior notice during normal business hours, to audit and examine, and make copies or extracts of or from, the books, records and accounts of Worldspan in order to verify the accuracy of the calculation of any payments or other performance pursuant to this Agreement.  Such rights of access, audit and inspection shall terminate two years after the close of each Contract Year to which such payments or performance relate.

Section 9.11.  Dispute Resolution.  It is the intention of the parties to resolve all disputes, controversies, and claims relating to this Agreement (“Disputes”) in an amicable and business-like manner through informal discussion among themselves.  In the event that there is a Dispute between the parties that cannot be amicably resolved, then any party to the Dispute may initiate arbitration pursuant to the terms of the Second Master Arbitration Agreement dated the date hereof, to which Worldspan and Carrier are both parties (the “Master Arbitration Agreement”).  Subject to Section 7.03 and the equitable remedies set forth in Sections 5.02 and 5.03, all Disputes between the parties hereto arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this paragraph and any Disputes arising under the Annual Marketing Plan) shall, to the fullest extent permitted by law, be solely and finally settled by arbitration pursuant to the terms of the Master Arbitration Agreement.

Section 9.12.  No Presumption.  With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 9.13.  No Third-Party Beneficiaries.  This Agreement shall be for the benefit of the parties hereto and none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

NORTHWEST AIRLINES, INC.		WORLDSPAN, L.P.

By:	/s/ Richard H. Anderson	By:	/s/ Paul Blackney

Name:	Richard H. Anderson	Name:	Paul Blackney

Title:	Chief Executive Officer	Title:	President

[Northwest Marketing Support Agreement]

Exhibit 2.01 D

Annual Marketing Plan for Initial Contract Year

NW CONVERSIONS

	DBA Name	Home IATA Number	Home Mkt	TTL Oppty Bookings	Northwest Bookings	% NW
[**]	[**]	[**]	[**]	[**]	[**]	[**]

Upon mutual agreement of both parties, accounts may be added to the list as opportunities present themselves

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

2

NW Recontracts

	DBA Name	Home IATA Number	Home Mkt	TTL Oppty Bookings	Northwest Bookings	% NW
[**]	[**]	[**]	[**]	[**]	[**]	[**]

Upon mutual agreement of both parties, accounts may be added to the list as opportunities present themselves

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

3

NW Potential

NORTHWEST	Projected Success Rates
	[**]%		[**]%		[**]%		[**]%		[**]%
Recontracts	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]
Conversions	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]
Strategic Account Recontracts			$	[**]	$	[**]		$-	$	[**]

	[**] pts		[**] pts		[**] pts		[**] pts		[**] pts
Strategic Account Market Share	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]
TOTAL	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]

Strategic Account success at [**]% based on [**] accounts successfully recontracting

Strategic Account success at [**]% based on [**] accounts successfully recontracting

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

4

2003 Northwest Marketing

Agreement

Exhibit 2.01D

Revised 2/18/03

Payment Schedule
[**]

Growth Rates

[**]pts		[**]pts		[**] pts		[**] pts		[**] pts
$	[**]	$	[**]	$	[**]	$	[**]	$	[**]

•                  Strategic Accounts included in Market Share Calculation:

•                                          [**]

•                  Year end 2002 market share [**]%, 2003 goal to be [**]% - [**]

•                  Year end 2002 market share [**]%, 2003 goal to be [**]% - [**]

• *                                [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Payment Schedule
Strategic Account Recontracts

•                  Targeted Accounts:

•                        [**]

•                  Payment metrics:

•                        Incentive based on number of accounts successfully recontracted:

•                  [**]

•                        Incentive paid on the previous 12 month Worldspan bookings

•                        A reconciliation will be performed at the end of the year and if actual booking production varies by greater than 10%:

•                  Worldspan will pay carrier for the incremental bookings greater than 10% of original estimate (previous 12 month Worldspan bookings)

•                  Carrier will reimburse Worldspan for the booking shortfall if greater than 10% of original estimate (previous 12 month Worldspan bookings)

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Payment Schedule
Key Account Recontracts

•                  Targeted Accounts:

•                        See attached recontract target list

•                        Targeted accounts producing greater than [**] annual bookings

•                  Payment metrics:

•                        Incentive based on percentage of targeted accounts successfully contracted

•                        Incentive paid on the previous 12 month Worldspan bookings

•                        A reconciliation will be performed at the end of the year and if actual booking production varies by greater than 10%:

•                  Worldspan will pay carrier for the incremental bookings greater than 10% of original estimate (previous 12 month Worldspan bookings)

•                  Carrier will reimburse Worldspan for the booking shortfall if greater than 10% of original estimate (previous 12 month Worldspan bookings)

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Payment Schedule
Key Account Recontracts

•                        Incentive Schedule:

Success Rate	[**]		%	[**]		%	[**]		%	[**]		%	[**]		%
Incentive Rate	$	[**]		$	[**]		$	[**]		$	[**]		$	[**]

Example calculation:

•                        [**]

•                        [**]

•                        [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Payment Schedule
Key Account Conversions

•                  Targeted Accounts:

•                        See attached conversion target list

•                        [**]

•                  Payment metrics:

•                        Incentive based on percentage of targeted accounts successfully contracted

•                        Incentive paid on the estimated 12 month Worldspan bookings based on GDS booking reports or MIDT data

•                        A reconciliation will be performed at the end of the year and if actual booking production varies by greater than 10%:

•                  [**]

•                  [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Payment Schedule
Key Account Conversions

•                        Incentive Schedule:

Success Rate	[**]		%	[**]		%	[**]		%	[**]		%	[**]		%
Incentive Rate	$	[**]		$	[**]		$	[**]		$	[**]		$	[**]

Example calculation:

•                  [**]

•                  [**]

•                  [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Payment Schedule
Carrier Focus Conversions

•                  Non-target List Accounts:

•                        Accounts producing greater than [**] annual bookings in carrier focus markets

•                        Northwest focus markets are identified as:

•                  [**]

•                  Payment metrics:

•                        [**]

•                        Incentive paid on the estimated 12 month Worldspan bookings based on GDS booking reports or MIDT data

•                        A reconciliation will be performed at the end of the year and if actual booking production varies by greater than 10%:

•                  Worldspan will pay carrier for the incremental bookings greater than 10% of original estimate

•                  Carrier will reimburse Worldspan for the booking shortfall if greater than 10% of original estimate

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Exhibit 6.04

Business Travel Discount Program

DOMESTIC (U.S., Caribbean, Canada & Mexico)

	Full-Fares/ Up Fares Front-End		Low Appl (Except V/K Fares) Front-End		Low Appl V and K Fares Front-End
Domestic Discount	[**]	%	[**]	%	[**]	%
TRANSPACIFIC*
Pacific Discount:	[**]	%	[**]	%

*                                         Front end discount on international tickets is only applicable to tickets on-line Northwest.  No other airline space is applicable.

TRANSATLANTIC*
Atlantic Discount	[**]	%	[**]	%

*                                         Front end discount on international tickets is only applicable to tickets on-line Northwest.  No other airline space is applicable.

•                  General Terms and Conditions

•                  Worldspan, L.P. (“Worldspan”) agrees to designate Northwest Airlines, Inc. (“Northwest”) as its preferred airline and make every reasonable effort to support Northwest by directing its employees to use Northwest flights as often as possible.

•                  Eligible Flights

•                  All flights eligible under this program must be operated by Northwest.

•                  Eligible Fares and Terms

•                  A passenger segment is a journey using an eligible one-way fare in an eligible market.  A roundtrip journey using two one-way fares counts as two passenger segments.  Discounted fare must be a minimum of $50.00 USD one-way or $100.00 USD round-trip, not including taxes.

•                  Domestic:  Full-fares are defined as all *26, *27, P, PN, Y and Y9.  All other fares, except *UP, are considered Lowest Applicable.  *UP fares are “Count/No-Pay” (counts towards overall goal attainment, but are not paid upon).  (*UP is a ConnectFirst product).

•                  First Class:  Only first class full fares are eligible for discount.  Other first class fares are not eligible for discount under this program.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

•                  International:  Full-Fares are defined as F, J, S, C and Y (rules 2000-2199 and 5000-5100).  All other fares, except *2F, Q & V, are considered Lowest Applicable.  2F, Q & V fares are “Count/No-Pay” (counts towards overall goal attainment, but are not paid upon).  (*2F is a ConnectFirst product).

•                  World Business Class:  Only World Business Class full fares are eligible for discount.  Other World Business Class fares are not eligible for discount.

•                  All bookings/tickets issued under this program shall not be subject to Worldspan segment fees.

•                  No personal travel permitted under this program without Northwest’s consent.

•                  Travel privileges under this program are applicable to Worldspan employees only.

•                  Tickets purchased must be E-Ticket eligible.

•                  Use of Ticket Designator and Ticketing Instructions

•                  The Corporate Ticket Designator must be used on all tickets in eligible markets and must appear in the ticket designator box.  Fare basis code should not exceed 7-digits.  If the fare basis code is greater than 7 digits, then exclude the last digit in the fare basis code and use the entire ticket designator.  The Corporate Ticket Designator may not be used in conjunction with another ticket designator.

•                  Itineraries utilizing an upgrade (except *UP), must include the PU code from the upgrade certificate which is to be placed in the endorsement box.  All other rules provided on the back of the upgrade certificate will apply.

•                  These fares can not be used in conjunction with special status fares, such as: government, standby, military, senior citizen, student and child.

•                  All tickets must be booked in the applicable class of service for the fare type discounted unless stated otherwise.  All rules of the published fare are applicable.  Endorsement box to read “Northwest only; Refund by issuing agency only” for Domestic and to read “Non-endorsable; Refund by issuing agent only” for International.

•                  Prepaid tickets must be processed by calling 1-800-328-1111 and providing the above ticket designator(s).  Applicable administration fee will apply.  Whenever ten or more passengers are traveling on the same itinerary, call the Group Desk at 1-800-645-9896 for conditions and requirements.

•                  Domestic:  Utilize the ticket designator on all Domestic tickets, including Domestic Front-end discounts, unless there is OA space in an itinerary.  OA space is not applicable under this program.

•                  International:  International Front-end discounts should use the ticket designator.

On-Line:                                                  The International Front-end Discount may be taken at the time of ticketing for Northwest on-line Transpacific or Transatlantic through-fare flights only.  The CM11A ticket designator must be used on these itineraries.

Off-Line:                                                 No other airline space is applicable under this program.

•                  Worldspan agrees to provide Northwest with ARC/IATA ticketing location changes (additions or deletions) at least 15 days in advance.

•                  Worldspan agrees that it is a condition precedent to obtaining incentives under this program that Worldspan maintain all of its total bookings and ticket issuance through the WorldSpan Computer Reservation Service.  Such bookings and ticket issuance may otherwise be through another third party of Worldspan’s choosing, provided that Northwest is notified of such third party in advance.

•                  No standard or agency override commissions will apply to any ticket issued with the ticket designator(s) shown above.

•                  All tickets must be purchased through the ARC/IATA location(s) listed above and must be validated on Northwest.  These tickets must be purchased at tariff rates, and Worldspan is responsible for all taxes, fees and charges applicable to the tickets issues.  All terms and conditions of the fare selected will apply.  Worldspan’s ticketing location must utilize the ticket designator listed at the date of the Northwest Marketing Support Agreement made and entered into as of the 30th day of June, 2003, by and between Northwest and Worldspan.  Omission or improper use of the Corporate Ticket Designator may result in debit memos and will not count towards Worldspan’s goal attainment for this program.

•                  Worldspan shall be responsible for any misuse of tickets purchased or used in connection with obtaining incentives hereunder and shall compensate Northwest for the full-fare applicable to any travel related to such misuse (less any amounts previously paid).  “Misuse” includes, without limitation:  1) using a ticket or coupon for travel not permitted by the terms and conditions applicable to such ticket or coupon, 2) permitting a person other than an employee of Worldspan to use tickets purchased under this program, or 3) using expired, altered or fraudulent tickets or coupons for travel under this program.

•                  Upon request of Worldspan, within three months after the end of the calendar quarter that is in question, Northwest will perform an audit for a fee to be paid of $1,000.  Worldspan will be required to provide a list of ticket numbers that were purchased and flown in accordance with this program.  This list shall consist of Northwest ticket-numbers beginning with 012 and be provided in an Excel or Lotus spreadsheet.

•                  Northwest reserves the right to determine qualification of flight segments and to determine compliance by Worldspan with the provisions of this program.  In the event Northwest extends any other benefits to Worldspan, such as WorldPerks bonuses, Northwest shall nonetheless be entitled to terminate such other benefits at any time, without terminating this program.

•                  Northwest and Worldspan agree that no Standard Travel Agency Commissions or Travel Agency Overrides are applicable to any tickets issued with the ticket designator(s) listed above.

•                  Northwest and Worldspan agree that no agent shall be appointed and become eligible to ticket incentives under this program until they have agreed to all terms outlined in this program.

•                  Worldspan and Northwest agree that the corporate discount received under this program will not be valid with any published Northwest upgrade fares including but not limited to: UPLINK, YUPCNX, UPAP3, UPTV, UPNS, UPZ6, UP3LNK and UP* fares.

•                  Worldspan and Northwest agree that Worldspan employees may accrue Worldperks miles on all travel ticketed under this program.

•                  Worldspan and Northwest agree that tickets issued under this program will not be eligible for upgrade to first class.